UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025

VERSES AI INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56692	88-2921736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, 8th Floor Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 988-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement

On December 18, 2025, Verses AI Inc. (the “Company”) issued an aggregate of 2,650 secured convertible debenture units (the “Units”) to an accredited investor in a private placement offering (the “Offering”) for an aggregate value of CAD$2,650,000 before transaction fees and the exchange of obligations of or commitments by the Company to the investor. Each Unit consists of one 15% senior secured convertible debenture (a “Debenture”) in the principal amount of CAD$1,000 and 164 detachable share purchase warrants (the “Warrants”). Each Warrant is exercisable for a period of three years from the date of issuance for one Class A Subordinate Voting Share of the Company (a “Share”) at an exercise price of CAD$7.00 per share. As a result, the Company issued Debentures with an aggregate principal amount of CAD$2,650,000 and 434,600 Warrants in exchange for CAD$2,400,000 cash after fees.

The Debenture will mature on December 18, 2027 (“Maturity Date”). The Debenture bears interest at a rate of 15% per annum, payable in arrears on the earlier of conversion, prepayment, or the Maturity Date. Interest will be paid in either cash or, at the option of the holder, by the issuance of Shares, subject to approval of Cboe Canada Inc., whereby the interest on the Debenture will be converted to Shares based on a conversion price of CAD$3.04 (the “Conversion Price”). The Debenture will rank senior to all other existing and future indebtedness of the Company and are secured by a first-ranking security interest over all present and after-acquired property and assets of the Company.

At any time during the term of the Debenture, a holder thereof may elect to convert the outstanding principal and any accrued and unpaid interest thereon into Shares at the Conversion Price. The proceeds of the Offering are expected to be used for general working capital purposes.

The foregoing descriptions of the Debentures and the Warrants, do not purport to be complete and are qualified in their entirety by reference to the Debentures and Warrants, forms of which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2 respectively, and are incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the Debentures is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 related to the Debentures and Warrants is incorporated herein by reference.

The Units, the Debentures, the Warrants and the Shares issuable upon exercise of the Debentures and/or the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by (i) Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder for sales to persons in the United States and (ii) Rule 903 of Regulation S of the Securities Act for sales to persons located outside of the United States who were not “U.S. persons” as defined in Rule 902(k) of Regulation S.

Item 8.01 Other Events.

On December 19, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

This press release was issued pursuant to and in accordance with Rule 135c under the Securities Act.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Debenture dated December 18, 2025
4.2	Form of Warrant, dated December 18, 2025
99.1	Press Release dated December 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verses AI Inc.

December 29, 2025	By:	/s/ James Christodoulou
James Christodoulou
Chief Financial Officer

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